Exhibit 99.1

Contacts:

Juan José Orellana

Investor Relations

(562) 435-3666

MOLINA HEALTHCARE PROVIDES FISCAL YEAR 2014 GUIDANCE

LONG BEACH, California (February 13, 2014) – Molina Healthcare, Inc. (NYSE:MOH) today announced that it is providing its guidance for fiscal year 2014.

The following is the Company’s guidance for fiscal year 2014 (all amounts are approximate):

Premium Revenue	$9.2 billion
ACA Fee Reimbursement	$140 million
Premium Tax Revenue	$275 million
Service Revenue	$210 million
Investment and Other Revenue	$20 million

Total Revenue	$9.9 billion

Total Medical Care Costs	$8.2 billion
Medical Care Ratio (1)	89%
Total Service Costs	$170 million

General & Administrative Expenses	$770 million
G&A Ratio (2)	8%
Premium Taxes	$275 million
ACA Insurer Fee	$85 million
Depreciation & Amortization	$100 million
Interest Expense	$55 million

Income Before Taxes	$210 million
EBITDA	$385 million
Effective Tax Rate	55% - 59%
Adjusted EPS (3)	$4.00 - $4.50

*	All amounts are estimates and subject to change.
(1)	Medical Care Ratio represents Medical Care Costs as a percentage of Premium Revenue.
(2)	G&A Ratio computed as a percentage of Premium Revenue plus Service Revenue.
(3)	Assumes 47.7 million average diluted shares outstanding. Low and high guidance ranges assume full reimbursement of the ACA Fee and related tax effects.

The following table reconciles adjusted net income per diluted share, continuing operations to net income per diluted share, continuing operations, which the Company believes to be the most comparable GAAP measure:

	Low End	High End
Adjusted net income per diluted share, continuing operations	$4.00	$4.50

Less non-cash adjustments, net of tax:
Depreciation, and amortization of capitalized software	1.29	1.29
Stock based compensation	0.48	0.48
Amortization of convertible senior notes and lease financing obligations	0.31	0.31
Amortization of intangible assets	0.27	0.27

Net income per diluted share, continuing operations	$1.65	$2.15

*	All amounts are estimates and subject to change. Assumes 47.7 million average weighted diluted shares outstanding. Adjusted net income per diluted share, continuing operations, is a non-GAAP measure. GAAP stands for Generally Accepted Accounting Principles.

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MOH Provides Fiscal Year 2014 Guidance

February 13, 2014

The Company will host an Investor Day meeting at the Le Parker Meridien Hotel in New York City on Thursday, February 13, 2014, from 12:30 p.m. to 4:30 p.m. Eastern Time. The Company will webcast the presentations offered by its management team, which will be followed by question-and-answer sessions. A 30-day online replay of the Investor Day meeting will be available approximately one hour following the conclusion of the live webcast. A link to this webcast can be found on the Company’s website at www.molinahealthcare.com.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides quality and cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals and to assist state agencies in their administration of the Medicaid program. The Company’s licensed health plans in California, Florida, Illinois, Michigan, New Mexico, Ohio, South Carolina, Texas, Utah, Washington, and Wisconsin currently serve approximately 2.1 million members, and its subsidiary, Molina Medicaid Solutions, provides business processing and information technology administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, and West Virginia, and drug rebate administration services in Florida. More information about Molina Healthcare is available at www.molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those risks and uncertainties include, but are not limited to, the following:

•	uncertainties associated with the implementation of the Affordable Care Act, including the full grossed up reimbursement by states of the non-deductible health insurance industry federal excise tax, the expansion of Medicaid eligibility in the states that participate to previously uninsured populations unfamiliar with managed care, the implementation of state insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the impact of other federal or state health care and insurance reform measures, including the dual eligibles demonstration programs in California, Illinois, Michigan, Ohio, and South Carolina;

•	newly FDA-approved drugs such as sovaldi, olysio, and other drugs for hepatitis C or other medical conditions that are exorbitantly priced but not factored into the calculation of our capitated rates for 2014;

•	significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;

•	management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, and our ability to reduce over time the high medical costs commonly associated with new patient populations;

•	the accurate estimation of incurred but not paid medical costs across our health plans;

•	retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates or retroactive premium rate increases;

•	efforts by states to recoup previously paid amounts, including claims by the Washington Health Care Authority (HCA) that it overpaid our Washington health plan for certain claims related to psychotropic drugs and the Washington Community Options Program Entry System (COPES);

•	the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states, and our ability to increase our revenues consistent with our expectations;

•	the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;

•	government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;

•	changes with respect to our provider contracts and the loss of providers;

•	the establishment of a federal or state medical cost expenditure floor as a percentage of the premiums we receive, and the interpretation and implementation of medical cost expenditure floors, administrative cost and profit ceilings, and profit sharing arrangements;

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MOH Provides Fiscal Year 2014 Guidance

February 13, 2014

•	the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable or unfavorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans;

•	our management of a portion of College Health Enterprises’ hospital in Long Beach, California;

•	the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	a state’s failure to renew its federal Medicaid waiver;

•	an inadvertent unauthorized disclosure of protected health information;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments;

•	changes in general economic conditions, including unemployment rates;

•	increasing consolidation in the Medicaid industry;

and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can provide no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 13, 2014, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

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